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                                                                    EXHIBIT 10.2

                          REGISTRATION RIGHTS AGREEMENT

                                     BETWEEN

                                STEMCELLS, INC.,

                                   MARK LEVIN

                                       AND

                            IRVING L. WEISSMAN, M.D.

                                 APRIL 13, 2000


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                             INDEX OF DEFINED TERMS

                                                                                                AS DEFINED IN
                                                                                                -------------
Act...................................................................................................... 3
Additional Preferred Shares.............................................................................. 2
Agreement................................................................................................ 2
Applicable Percentage.................................................................................... 6
Blue Sky................................................................................................. 5
Certificate.............................................................................................. 2
Closing.................................................................................................. 2
Closing Date............................................................................................. 2
Commission............................................................................................... 2
Common Shares............................................................................................ 2
Common Stock............................................................................................. 2
Company.................................................................................................. 2
Conversion/Exercise Deficiency........................................................................... 9
due diligence............................................................................................ 3
Filing Date.............................................................................................. 2
Holder................................................................................................... 2
Holders.................................................................................................. 2
Indemnified Party........................................................................................15
Indemnifying Party.......................................................................................15
Investors................................................................................................ 2
Mandatory Repurchase Price............................................................................... 7
Monthly Delay Payment.................................................................................... 7
Preferred Shares......................................................................................... 2
Purchase Agreement....................................................................................... 2
register................................................................................................. 3
registered............................................................................................... 3
Registrable Securities................................................................................... 3
registration............................................................................................. 3
Registration Expenses.................................................................................... 3
Registration Statement................................................................................... 3
Regulation D............................................................................................. 3
SEC...................................................................................................... 2
Securities Act........................................................................................... 3
Selling Expenses......................................................................................... 3
Warrants................................................................................................. 2


                          REGISTRATION RIGHTS AGREEMENT

       This Registration Rights Agreement ("Agreement") is entered into as of April 13, 2000, between StemCells, Inc., with offices at 525 Del Rey Avenue, Suite C, Sunnyvale, California 94086 (the "Company"), and Mark Levin and Irving
L. Weissman, M.D. (each, an "Investor," and collectively, the "Investors").


                                       i

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                              W I T N E S S E T H:

       WHEREAS, pursuant to that certain Securities Purchase Agreement, dated on or about the date hereof, by and between the Company and the Investors (the "Purchase Agreement"), the Company has agreed to sell and issue to the Investors, and the Investors have agreed to purchase from the Company, an aggregate of 1,500 shares (750 per Investor), Liquidation Preference $1,000 each, of the Company's Series 6% Convertible Preferred Stock (the "Preferred Shares") subject to the terms and conditions set forth therein, and 75,000 Warrants (37,500 per Investor) (the "Warrants") to purchase shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock") subject to the terms and conditions set forth therein; and

       WHEREAS, the Purchase Agreement provides each Investor an option under certain circumstances to purchase up to 563 additional Preferred Shares (the "Additional Preferred Shares"), on the terms and conditions set forth therein; and

       WHEREAS, the Purchase Agreement contemplates that the Preferred Shares (including Additional Preferred Shares) will be convertible into shares (the "Common Shares") of Common Stock pursuant to the terms and conditions set forth in the Certificate of Designations for the Preferred Shares (the "Certificate"); and

       NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Purchase Agreement and this Agreement, the Company and the Investors agree as follows:

          1. CERTAIN DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement or the Certificate. As used in this Agreement, the following terms shall have the following respective meanings:

       "Closing" and "Closing Date" shall have the meanings ascribed to such terms in the Purchase Agreement; provided that they shall refer to the initial Closing and Closing Date scheduled under the Purchase Agreement.

       "Commission" or "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

       "Filing Date" shall mean the earliest of (i) 30 days after receipt of a written request from either of the Investors; (ii) the filing of any registration statement with the Commission pursuant to Rule 415 under the Securities Act; or (iii) the date 10 business days after becoming eligible to file a registration statement Form S-3 under the Securities Act, regardless of whether the Company has actually filed a registration statement on or before such date.

       "Holder" and "Holders" shall include the Investors and any transferee or

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transferees of the Preferred Shares, Additional Preferred Shares, Warrants,
Common Shares or Registrable Securities which have not been sold to the public, to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement and the Purchase Agreement.

       The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

       "Registrable Securities" shall mean: (i) the Common Shares or other securities issued or issuable to each Holder or its permitted transferee or designee upon conversion of the Preferred Shares or Additional Preferred Shares or exercise of the Warrants; (ii) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to such Common Shares; and (iii) any other security issued as a dividend or other distribution with respect to, in exchange for or in replacement of the securities referred to in the preceding clauses.

       "Registration Expenses" shall mean all expenses to be incurred by the Company in connection with each Holder's registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of counsel to Holders (using a single counsel selected by a majority in interest of the Holders) for a "due diligence" examination of the Company and review of the Registration Statement and related documents, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

       "Registration Statement" shall have the meaning set forth in Section 2(a) herein.

       "Regulation D" shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

       "Securities Act" or "Act" shall mean the Securities Act of 1933, as amended.

       "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Holders not included within "Registration Expenses."

          2. REGISTRATION REQUIREMENTS. The Company shall use its best efforts to effect the registration of the Registrable Securities (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Holder. Such best efforts by the

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Company shall include, without limitation, the following:


               (a) The Company shall, no later than the Filing Date:

                  (i) Prepare and file a registration statement with the Commission pursuant to Rule 415 under the Securities Act on such form as the Company is then eligible to use under the Securities Act covering resales by the Holders of the Registrable Securities ("Registration Statement"), which Registration Statement, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Shares and Additional Preferred Shares and exercise of the Warrants. The number of shares of Common Stock initially included in such Registration Statement shall be no less than the sum of two times the number of Common Shares that are then issuable upon conversion of the Preferred Shares and Additional Preferred Shares and exercise of the Warrants (assuming full conversion or exercise, respectively, at the then applicable Conversion Price (as defined in the Certificate) or Exercise Price (as defined in the Warrant) plus such number of shares of Common Stock other than the Registrable Securities as the Company may in its sole discretion include in such registration statement. Nothing in the preceding sentence will limit the Company's obligations to reserve shares of Common Stock pursuant to Section 3.7 of the Purchase Agreement. Thereafter the Company shall use its best efforts to cause such Registration Statement and other filings to be declared effective as soon as possible, and in any event prior to 90 days following the Filing Date. Without limiting the foregoing, the Company will promptly respond to all SEC comments, inquiries and requests, and shall request acceleration of effectiveness at the earliest possible date. The Company shall provide the Holders upon request reasonable opportunity to review any such Registration Statement or amendment or supplement thereto prior to filing.

                  (ii) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement and notify the Holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

                  (iii) Furnish to each Holder such numbers of copies of a current prospectus conforming with the requirements of the Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as

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          such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder.

                  (iv) Register and qualify the securities covered by such Registration Statement under the securities or "Blue Sky" laws of all domestic jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (v) Notify each Holder immediately of the happening of any event (but not the substance or details of any such events unless specifically requested by a Holder) as a result of which the prospectus (including any supplements thereto or thereof) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus.

                  (vi) Notify each Holder immediately of the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the threat or initiation of any proceedings for that purpose. The Company shall use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

                  (vii) Permit counsel to the Holders to review the Registration Statement and all amendments and supplements thereto within a reasonable period of time (but not less than 3 full Trading Days (as defined in the Certificate)) prior to each filing, and shall not file any document in a form to which such counsel reasonably objects and will not request acceleration of the Registration Statement without prior notice to such counsel.

                  (viii) List the Registrable Securities covered by such Registration Statement with all securities exchange(s) and/or markets on which the Common Stock is then listed and prepare and file any required filings with the Nasdaq National Market or any exchange or market where the Common Shares are traded.

                  (ix) Take all steps necessary to enable Holders to avail themselves of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Act (if applicable).

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               (b) Set forth below in this Section 2(b) are (I) events that may arise that the Investors consider will interfere with the full enjoyment of their rights under this Agreement, the Purchase Agreement, the Warrants and the Certificate (the "Interfering Events"), and (II) certain remedies applicable in each of these events.

               Paragraphs (i) through (iv) of this Section 2(b) describe the Interfering Events, provide a remedy to the Investors if an Interfering Event occurs and provide that the Investors may require that the Company repurchase outstanding Preferred Shares and Warrants at a specified price if certain Interfering Events are not timely cured.

               Paragraph (v) provides, inter alia, that if default adjustments required as the remedy in the case of certain of the Interfering Events are not provided when due, the Company may be required by the Investors to redeem outstanding Preferred Shares and Warrants at a specified price.

               Paragraph (vi) provides, inter alia, that the Investors have the right to specific performance.

               The preceding paragraphs in this Section 2(b) are meant to serve only as an introduction to this Section 2(b), are for convenience only, and are not to be considered in applying, construing or interpreting this Section 2(b).

          (i)  DELAY IN EFFECTIVENESS OF REGISTRATION STATEMENT.

                    (A) (1) In the event that such Registration Statement has
               not been declared effective within 90 days from the Filing Date, then the Conversion Price (as defined in the Certificate) shall be permanently reduced so that thereafter (subject to further adjustment as set forth herein, in the Certificate and in the other Transaction Documents) it shall be equal to the otherwise applicable Conversion Price multiplied by the "Applicable Percentage." The Applicable Percentage shall be 98% in the event the Registration Statement becomes effective within the first 30 day period after 90 days from the Filing Date. The Applicable Percentage shall be permanently reduced by an additional 1.5% if the Registration Statement is not effective within 120 days from the Filing Date and shall be further reduced an additional 1.5% during each successive 30 day period. For example, if the Registration Statement becomes effective on the 160th day following the Filing Date, the Applicable Percentage shall equal 5%, so that thereafter the Conversion Price shall be 95% of the otherwise applicable Conversion Price. Any adjustments made pursuant to the foregoing provisions shall also apply to the Conversion Price of Additional Preferred Shares.

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                    In addition to the foregoing, if the Registration Statement has not been declared effective within 150 days after the Filing Date, then each Holder shall have the right to sell, at any time after the 150th day after the Filing Date, any or all of its Preferred Shares, and Warrants to the Company for consideration (the "Mandatory Repurchase Price") equal to (I) for the Preferred Shares, the greater of (x) 120% of the Liquidation Preference of all such Preferred Shares being sold to the Company, or (y) the Liquidation Preference for the Preferred Shares being sold to the Company divided by the then applicable Conversion Price multiplied by the greater of the last closing price of the Common Stock on (i) the date a Holder exercises its option pursuant to this Section 2(b) to require repurchase of Preferred Shares or
               (ii) the date on which the event triggering Holder's remedies under this Section 2(b) first occurred, in each case payable in cash and (II) for the Warrants 120% of the product of (a) the difference between the greater of clauses (i) or (ii) above and the exercise price of the Warrants, multiplied by (b) the number of Warrants being sold to the Company, payable in cash.

                         (2) In the event that the Company at any time fails to
               issue unlegended Registrable Securities as required by Article VI of the Purchase Agreement, then the Company shall pay each Holder a Monthly Delay Payment (as defined below) for each 30 day period (or portion thereof) that effectiveness of the Registration Statement is delayed or failure to issue such unlegended Registrable Securities persists.

                    (B) As used in this Agreement, a "Monthly Delay Payment"
               shall be a cash payment equal to 1% of the Liquidation Preference of the Preferred Shares held by a Holder for the first 30 day period (or portion thereof) that the specified condition in this
               Section 2(b) has not been fulfilled or the specified deficiency has not been remedied, 2% of such Liquidation Preference for the next 30 day period (or portion thereof) that the specified condition in this Section 2(b) has not been fulfilled or the specified deficiency has not been remedied, and 3% of such Liquidation Preference thereafter for each subsequent 30 day period (or portion thereof) that the specified condition in this
               Section 2(b) has not been fulfilled or the specified deficiency has not been remedied. Payment of the Monthly Delay Payments and Mandatory Repurchase Price shall be due and payable from the Company to such Holder within 5 business days of demand therefor. Without limiting the foregoing, if cash payment of the Mandatory Repurchase Price is not made within such 5 business day period, the Holder may revoke and withdraw its election to cause the Company to make such mandatory purchase at any time prior to its receipt of such cash. At the option of the Holder, Monthly Delay Payments may be added to the Liquidation Preference of the Preferred Shares held by it.

          (ii) NO LISTING; PREMIUM PRICE REDEMPTION FOR DELISTING OF CLASS OF SHARES.

                    (A) In the event that the Company fails, refuses or for any other reason is unable to cause the Registrable Securities to be listed with Nasdaq National Market or one of the other Approved Markets (as defined in the Purchase Agreement) at all times during the period ("Listing Period") from the earlier of the effectiveness of the Registration Statement and the 90th day following the Filing Date until such time as the registration period specified in Section 5 terminates, then the Company shall provide to each Holder a Monthly Delay Payment, for each 30 day period or portion thereof during which such listing is not in effect. In addition to the foregoing, following the 10th day that such listing is not in effect, each Holder shall have the right to sell to the Company any or all of its Preferred Shares and Warrants at the Mandatory Repurchase Price. The provisions of
               Section 2(b)(i)(B) shall apply to this Section 2(b)(ii)(A).

                    (B) In the event that shares of Common Stock of the Company are not listed on any of the Approved Markets at all times following the Filing Date, or are otherwise suspended from trading and remain unlisted or suspended for 3 consecutive days, then the Company shall provide to each Holder a Monthly Delay Payment for each 30 day period or portion thereof during which such listing is not in effect. In addition to the foregoing, following the 5th day that the shares are not so listed or are otherwise suspended, at the option of each Holder and to the extent such Holder so elects, each Holder shall have the right to sell to the Company the Preferred Shares and the Warrants held by such Holder, in whole or in part, for the Mandatory Repurchase Price on the terms set forth in Section 2(b)(i)(B) above.

         (iii) BLACKOUT PERIODS. In the event that any Holder's ability to sell Registrable Securities under the Registration Statement is suspended for more than (i) five (5) consecutive days or (ii) twenty (20) days in any calendar year ("Suspension Grace Period"), including without limitation by reason of any suspension or stop order with respect to the Registration Statement or the fact that an event has occurred as a result of which the prospectus (including any supplements thereto) included in such Registration Statement then in effect includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (a "Blackout"), then the Company shall provide to each Holder a Monthly Delay Payment for each 30 day period or portion thereof from and after the expiration of the Suspension Grace Period, on the terms set forth in Section 2(b)(i)(B) above. In addition, at any time following the expiration of the Suspension Grace Period if the Blackout continues for more than five (5) additional consecutive days, a Holder shall have the right to sell to the Company its Preferred Shares and/or Warrants in whole or in part for the Mandatory Repurchase Price on the terms set forth in Section 2(b)(i)(B) above.


          (iv) REDEMPTION FOR CONVERSION DEFICIENCY. In the event that the Company does not have a sufficient number of Common Shares available to satisfy the Company's obligations to any Holder upon receipt of a Conversion Notice (as defined in the Certificate) or exercise of the Warrants or the Company is otherwise unable or unwilling for any reason to issue such Common Shares (other than failure of the Holder to comply with the conversion notice and delivery requirements of Section 5 of the Certificate) (each, a "Conversion/Exercise Deficiency") in accordance with the terms of the Certificate, Purchase Agreement and Warrants for any reason after receipt of a Conversion Notice or exercise notice from any Holder, then:

                    (A) The Company shall provide to each Holder a Monthly Delay
               Payment for each 30 day period or portion thereof following the Conversion/Exercise Deficiency on all outstanding Preferred Shares and Warrants, on the terms set forth in Section 2(b)(i)(B) above.

                    (B) At any time five days after the commencement of the
               running of the first 30-day period described above in clause (A) of this paragraph (iv), at the request of any Holder, the Company promptly shall purchase from such Holder, for the Mandatory Repurchase Price and on the terms set forth in Section 2(b)(i)(B) above, any and all outstanding Preferred Shares and/or Warrants, if the failure to issue Common Shares results from the lack of a sufficient number thereof and shall purchase all of such Holder's Preferred Shares and/or Warrants (or such portion requested by such Holder) for such consideration and on such terms if the failure to issue Common Shares results from any other cause, or is without cause.

          (v)  MANDATORY PURCHASE PRICE FOR DEFAULTS.

               (A) The Company acknowledges that any failure, refusal or inability by the Company to perform the obligations described in the foregoing paragraphs (i) through (iv) will cause the Holders to suffer damages in an amount that will be difficult to ascertain, including without limitation damages resulting from the loss of liquidity in the Registrable Securities and the additional investment risk in holding the Preferred Shares, Warrants and Registrable Securities. Accordingly, the parties agree, after consulting with counsel, that it is appropriate to include in this Agreement the foregoing provisions for Monthly Delay Payments and mandatory redemptions in order to compensate the Holders for such damages. The parties acknowledge and agree that the Monthly Delay Payments and mandatory redemptions set forth above represent the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such payments and mandatory redemptions are reasonable and will not constitute a penalty.

               (B) In the event that the Company fails to pay any Monthly Delay Payment within 5 business days of demand therefor, each Holder shall have the right to sell to the Company any or all of its Preferred Shares and/or Warrants at the Mandatory Repurchase Price on the terms set forth in Section 2(b)(i)(B) above.

               (C) The Holder shall have the right to withdraw any request for redemption hereunder at any time prior to its receipt of the Mandatory Repurchase Price.


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


          (vi) CUMULATIVE REMEDIES. The Monthly Delay Payments and mandatory purchases provided for above are in addition to and not in lieu or limitation of any other rights the Holders may have at law, in equity or under the terms of the Certificate, the Purchase Agreement, the Warrants and this Agreement, including without limitation the right to monetary contract damages and specific performance. Each Holder shall be entitled to specific performance of any and all obligations of the Company in connection with the registration rights of the Holders hereunder. Each Monthly Delay Payment provided for herein in the foregoing clauses shall be in addition to each other Monthly Delay Payment; PROVIDED, HOWEVER, that in no event shall the Company be obligated to pay to any holder an aggregate amount greater than three percent (3%) of the Liquidation Preference for the Preferred Shares held by such holder for any 30-day period, provided, that this sentence shall not in any way affect the Company's mandatory purchase obligations hereunder.

         (vii) REMEDIES FOR REGISTRABLE SECURITIES. In any case in which a Holder of Preferred Shares and/or Warrants has the right to cause the purchase of its securities under this Section 2(b), it shall also have the right to cause the Company to purchase the Registrable Securities that such Holder owns, in whole or in part at the Holder's option, at a purchase price equal to 120% of the product of (a) the greater of the last closing price of the Common Stock on (i) the date a Holder exercises its option pursuant to this Section 2(b) or (ii) the date on which the event triggering Holder's remedies under this Section 2(b) first occurred, multiplied by (b) the number of Registrable Securities being sold to the Company, payable in cash.

               In the case in which a Holder of Preferred Shares or Warrants would have the right to receive Monthly Delay Payments with respect to Preferred Shares or Warrants under Section 2(b), it shall also have the right to receive payments with respect to Registrable Securities owned by it in an amount at the rate of the Monthly Delay Payments that would have applied to the Preferred Shares or Warrants converted into or exercised for Common Shares had such Preferred Shares or Warrants not been converted or exercised.

        (viii) REMEDIES FOR ADDITIONAL PREFERRED SHARES. All rights and remedies set forth herein that are stated to apply to Preferred Shares shall also apply, MUTATIS MUTANDIS, to Additional Preferred Shares.

               (c) If the Holder(s) intend to distribute the Registrable Securities by means of an underwriting, the Holder(s) shall so advise the Company. Any such underwriting may only be administered by nationally or regionally recognized investment bankers reasonably satisfactory to the Company.

               (d) The Company shall enter into such customary agreements for secondary offerings (including a customary underwriting agreement with the underwriter or underwriters, if any) and take all such other reasonable actions reasonably requested by the Holders in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities. Whether or not an underwriting agreement is entered into and whether or not the Registrable Securities are to be sold in an underwritten offering, the Company shall:

                     (i) make such representations and warranties to the Holders and the underwriter or underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in secondary offerings;

                    (ii) cause to be delivered to the sellers of Registrable Securities and the underwriter or underwriters, if any, opinions of independent counsel to the Company, on and dated as of each effective day (or in the case of an underwritten offering, dated the date of delivery of any Registrable Securities sold pursuant thereto) of the Registration Statement, and within ninety (90) days following the end of each fiscal year thereafter, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Holders and the underwriter(s), if any, and their counsel and covering, without limitation, such matters as the due authorization and issuance of the securities being registered and compliance with securities laws by the Company in connection with the authorization, issuance and registration thereof and other matters that are customarily given to underwriters in underwritten offerings, addressed to the Holders and each underwriter, if any;

                    (iii) cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), and at the beginning of each fiscal year following a year during which the Company's independent certified public accountants shall have reviewed any of the Company's books or records, a "comfort" letter from the Company's independent certified public accountants addressed to the Holders and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with secondary offerings; such accountants shall have undertaken in each such letter to update the same during each such fiscal year in which such books or records are being reviewed so that each such letter shall remain current, correct and complete throughout such fiscal year; and each such letter and update thereof, if any, shall be reasonably satisfactory to the Holders;

                    (iv) if an underwriting agreement is entered into, the same shall include customary indemnification and contribution provisions to and from the underwriters and procedures for secondary underwritten offerings; and

                    (v) deliver such documents and certificates as may be reasonably requested by the Holders of the Registrable Securities being sold or the managing underwriter or underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement, if any.

                    (e) The Company shall make available for inspection by the Holders, representative(s) of all the Holders together, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by any Holder or underwriter, all financial and other records customary for purposes of the Holders' due diligence examination of the Company and review of any Registration Statement, all SEC Documents (as defined in the Purchase Agreement) filed subsequent to the Closing, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement, provided that such parties agree to keep such information confidential.

                    (f) Subject to Section 2(b) above, the Company may suspend the use of any prospectus used in connection with the Registration Statement only in the event, and for such period of time as, such a suspension is required by the rules and regulations of the Commission. The Company will use its best efforts to cause such suspension to terminate at the earliest possible date.

                    (g) The Company shall file a Registration Statement with respect to any newly authorized and/or reserved (which shall include all shares required to be reserved) Registrable Securities consisting of Common Shares described in clause (i) of the definition of Registrable Securities within five
(5) business days of any reservation (or the date reservation was required) or stockholders meeting authorizing same and shall use its best efforts to cause such Registration Statement to become effective within forty-five (45) days of such reservation (or the date reservation was required) or stockholders meeting. If the Holders become entitled, pursuant to an event described in clause (ii),
(iii) and (iv) of the definition of Registrable Securities, to receive any securities in respect of Registrable Securities that were already included in a Registration Statement, subsequent to the date such Registration Statement is declared effective, and the Company is unable under the securities laws to add such securities to the then effective Registration Statement, the Company shall promptly file, in accordance with the procedures set forth herein, an additional Registration Statement with respect to such newly Registrable Securities. The Company shall use its best efforts to (i) cause any such additional Registration Statement, when filed, to become effective under the Securities Act, and (ii) keep such additional Registration Statement effective during the period described in Section 5 below and cause such Registration Statement to become effective within 45 days of that date that the need to file the Registration Statement arose. All of the registration rights and remedies under this Agreement shall apply to the registration of such newly reserved shares and such new Registrable Securities, including without limitation the provisions providing for default payments and mandatory redemptions contained herein.

          3. EXPENSES OF REGISTRATION. All Registration Expenses in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

          4. REGISTRATION ON FORM S-3. The Company shall use its best efforts to become qualified for registration on Form S-3 or any comparable or successor form or forms and to remain qualified for registration on such form as the Company is eligible to use under the Securities Act.

          5. REGISTRATION PERIOD. In the case of the registration effected by the Company pursuant to this Agreement, the Company shall keep such registration effective until the later of (a) the date on which all the Holders have completed the sales or distribution described in the Registration Statement relating thereto or, if earlier, until such Registrable Securities may be sold by the Holders under Rule 144(k) (provided that the Company's transfer agent has accepted an instruction from the Company to such effect), and (b) the fifth
(5th) anniversary of the Filing Date.

          6. INDEMNIFICATION.

               (a) COMPANY INDEMNITY. The Company will indemnify each Holder, each of its officers, directors, agents and partners, and each person controlling each of the foregoing, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors, agents and partners, and each person controlling each of the foregoing, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or the underwriter (if any) therefor and stated to be specifically for use therein. The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

               (b) HOLDER INDEMNITY. Each Holder will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, agents and partners, and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made, and will reimburse the Company and such other Holder(s) and their directors, officers and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the registration statement in question. The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

               (c) PROCEDURE. Each party entitled to indemnification under this
Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such non-privileged information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          7. CONTRIBUTION. If the indemnification provided for in Section 6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder.

          In no event shall the obligation of any Indemnifying Party to contribute under this Section 7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

          The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this section, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any Holder, the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the registration statement in question or
(ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          8. SURVIVAL. The indemnity and contribution agreements contained in Sections 6 and 7 and the representations and warranties of the Company referred to in Section 2(d)(i) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or the Purchase Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Registrable Securities.

          9. INFORMATION BY HOLDERS. Each Holder shall furnish to the Company such information regarding such Holder and the distribution and/or sale proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. The intended method or methods of disposition and/or sale (Plan of Distribution) of such securities as so provided by such Investor shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without written consent of such Holder.

          10. REPLACEMENT CERTIFICATES. The certificate(s) representing the Preferred Shares, Additional Preferred Shares and/or Common Shares held by any Investor (or then Holder) may be exchanged by such Investor (or such Holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Preferred Shares, Additional Preferred Shares and/or Common Shares, as reasonably requested by such Investor (or such Holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate representing the Preferred Shares, Additional Preferred Shares or the Warrants, or the underlying Common Shares of any of the foregoing, and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or upon surrender and cancellation of such certificate if mutilated, the Corporation will make and deliver a new certificate of like tenor and dated as of such cancellation at no charge to the holder.

          11. TRANSFER OR ASSIGNMENT. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The rights granted to the Investors by the Company under this Agreement to cause the Company to register Registrable Securities may be transferred or assigned (in whole or in part) to a transferee or assignee of Preferred Shares, Additional Preferred Shares, Warrants or Registrable Securities, and all other rights granted to the Investors by the Company hereunder may be transferred or assigned to any transferee or assignee of any Preferred Shares, Additional Preferred Shares, Warrants or Registrable Securities; provided in each case that the Company must be given written notice by the such Investor at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further that the transferee or assignee of such rights agrees in writing to be bound by the registration provisions of this Agreement.

          12. MISCELLANEOUS.

               (a) REMEDIES. The Company and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

               (b) JURISDICTION. The Company and each Investor (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court, the California State courts and other courts of the United States sitting in the Northern District of California for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and the Investors consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

               (c) NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

                  to the Company:

                           StemCells, Inc.
                           525 Del Rey Avenue, Suite C
                           Sunnyvale, CA  92887
                           Telephone: (408) 731-8670
                           Facsimile: (408) 731-8674
                           Attention: President

                  with a copy to:

                           Ropes & Gray
                           One International Place
                           Boston, MA  02110
                           Telephone: (617) 951-7000
                           Facsimile: (617) 951-7050
                           Attention: Geoffrey B. Davis, Esq.

                  to Mark Levin:

                           ----------------------

                           ----------------------

                           ----------------------

                  with a copy to:

                           ----------------------

                           ----------------------

                           ----------------------

                  to Irving L. Weissman, M.D.:

                           ----------------------

                           ----------------------

                           ----------------------

                  with a copy to:

                           ----------------------

                           ----------------------

                           ----------------------

Any party hereto may from time to time change its address for notices by giving at least five days' written notice of such changed address to the other parties hereto.

               (d) INDEMNITY. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement, including, without limitation, any enforcement of this indemnity.

               (e) WAIVERS. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. The representations and warranties and the agreements and covenants of the Company and each Investor contained herein shall survive the Closing.

               (f) EXECUTION IN COUNTERPART. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

               (g) SIGNATURES. Facsimile signatures shall be valid and binding on each party submitting the same.

               (h) ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Purchase Agreement, the Certificate, the Warrants and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties, and may not be amended, modified or terminated except by a written agreement signed by the Company plus the Holders of 75% of the Preferred Shares issued under the Purchase Agreement to that date; provided that for the purposes of this Section 12(h)) the Holders of Common Shares still entitled to registration rights under this Agreement will be deemed to still be Holders of that number of Preferred Shares which were converted into such number of Common Shares issued upon conversion which are still held by them.

               (i) GOVERNING LAW. This Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of California applicable to contracts executed and to be performed entirely within such state, except to the extent that the law of the State of Delaware regulates the Company's issuance of securities.

               (j) JURY TRIAL. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

               (k) TITLES. The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               (l) NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    STEMCELLS, INC.

                                    By:
                                       ----------------------------------------
                                    Name:  George W. Dunbar, Jr.
                                    Title: Acting President and CEO


                                           ------------------------------------
                                           Mark Levin


                                           ------------------------------------
                                           Irving L. Weissman, M.D.